UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2018

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2018, Stan A. Askren announced his retirement as Chief Executive Officer of HNI Corporation. Consistent with a previously announced long-term succession plan, the Board of Directors promoted Jeffrey D. Lorenger as the Corporation's new Chief Executive Officer. On April 20, 2018, the Board appointed Mr. Lorenger as President, HNI Corporation and elected him as a member of the Board. The Corporation expects Mr. Askren will remain employed in a senior advisor role to assist with the transition and will continue as Chairman of the Board of Directors until his retirement, which is anticipated no later than the end of the year. Mr. Askren's current compensation and benefit arrangements will continue until his retirement from the Corporation.

The Board approved certain changes to Mr. Lorenger's compensation in connection with his promotion. Mr. Lorenger's initial annual base salary is $900,000, subject to annual review and adjustment.  Mr. Lorenger continues to be eligible for an annual incentive award, with a target award of 110% of his annual base salary under the HNI Corporation Annual Incentive Plan, prorated for the current fiscal year.  The annual incentive award will depend both on the Corporation’s sales performance (representing 20% of the target amount) and profit performance (representing 80% of the target amount).

Mr. Lorenger also continues to be eligible for annual participation in the Corporation's executive long-term incentive program, with a target award equal to 325% of his annual base salary.  Twenty-five percent (25%) of Mr. Lorenger's long-term incentive award will be cash awards paid pursuant to the HNI Corporation Long-Term Performance Plan.  The remaining seventy-five percent (75%) of the award will be stock options granted annually pursuant to the HNI Corporation 2017 Stock-Based Compensation Plan. As approved by the Board, at the time of his promotion, Mr. Lorenger received a prorated long-term incentive award valued at $937,500, consisting of stock options (75%) and a long-term incentive cash award (25%) for the 2018-2020 performance period.

In connection with his promotion, Mr. Lorenger entered into a new Change in Control Agreement, replacing his prior Change in Control Agreement entered into November 15, 2006. Mr. Lorenger's new Change in Control Agreement follows the form disclosed in the Corporation's Current Report on Form 8-K filed January 19, 2017, with one exception regarding severance payments. As Chief Executive Officer, Mr. Lorenger is entitled to a severance payment equal to three times (rather than two times) the sum of his base salary and his average annual bonuses over the prior two years if he is terminated within two years of a change in control. The Change in Control Agreement does not provide a tax gross-up in the event any payments would be subject to excise tax. The form of Change in Control Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

Biographical and other information required by this Item 5.02 concerning Mr. Lorenger is included in the Corporation’s Current Report on Form 8-K announcing his promotion to President, HNI Corporation, filed on April 20, 2018 and incorporated herein.

Item 7.01	Regulation FD Disclosure

A copy of the press release, dated June 28, 2018, announcing the retirement of Mr. Askren as Chief Executive Officer and the appointment of Mr. Lorenger is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement
99.1	Press Release dated June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	June 29, 2018	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary